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                                                              EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 33-69554, 333-53296, 333-53296-01, 333-53296-02 and 333-53296-03 on Form S-3 of
TXU US Holdings Company of our report dated February 14, 2003 (March 19, 2003 as to Note 18) (which includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 as described in Note 2 of the Notes to Financial Statements), appearing in TXU US Holdings Company's Annual Report on Form 10-K for the year ended December 31, 2002.


DELOITTE & TOUCHE LLP
Dallas, Texas
March 28, 2003